Exhibit 99.2

                                PEOPLESOFT, INC.

Transcript of Conference Call Held by PeopleSoft, Inc. on January 29, 2004 and supplement.



     The transcript for the registrant's conference call which was broadcast on January 29, 2004 at 3:00 p.m., California time, that is being furnished herewith, has been supplemented to present the GAAP information below with at least equal prominence as required by Instruction 2 to Item 12 of Form 8-K. A reconciliation of the non-GAAP financial measures to the GAAP financial measures is included in Exhibit 99.3.

GAAP Financial Measures

The following supplemental GAAP financial measures have been included to provide at least equal prominence as required by Instruction 2 to Item 12 of Form 8-K.

     |X| GAAP operating expenses for the fourth quarter of 2003 were $661 million. Pro forma operating expenses have been provided in the transcript below so that results can be viewed without the impact of restructuring charges and intangibles amortization associated with the acquisition of J.D. Edwards & Company (J.D. Edwards).

     |X| For the fourth quarter of 2003, the GAAP license margin was 85%. The pro forma license margin in the transcript below has been presented in order to exclude the effects of the amortization of capitalized software associated with the acquisition of J.D. Edwards.

     |X| GAAP sales and marketing expenses for the fourth quarter of 2003 were $190 million or 28% of total revenues. Pro forma sales and marketing expenses and pro forma sales and marketing expenses as a percentage of total revenues have been provided in the transcript below so that results can be viewed without the impact of intangibles amortization associated with the acquisition of J.D. Edwards.

     |X| GAAP product development expenses for the fourth quarter of 2003 were $137 million or 20% of total revenues. Pro forma product development expenses and pro forma product development expenses as a percentage of total revenues have been provided in the transcript below so that results can be viewed without the impact of intangibles amortization associated with the acquisition of J.D. Edwards.

     |X| GAAP operating income is $24 million for the fourth quarter of 2003, $(10) million in the third quarter 2003 and $78 million for the fourth quarter of 2002. Pro forma operating income is presented in the transcript below so that results can be viewed without the revenue impact of the deferred maintenance write-down to fair value, intangibles amortization and restructuring charges associated with the acquisition of J.D. Edwards.

     |X| The GAAP operating margins as a percentage of revenues is 3.5% for the fourth quarter of 2003, (1.5)% for the third quarter of 2003 and 15.3% for the fourth quarter of 2002. The pro forma operating margins are presented in the transcript below so that results can be viewed without the revenue impact of the deferred maintenance write-down to fair value, intangibles amortization and restructuring charges associated with the acquisition of J.D. Edwards.

     |X| GAAP net income for the fourth quarter of 2003 is $17 million. Pro forma net income is presented in the transcript below so that results can be viewed without the revenue impact of the deferred maintenance write-down to fair value, intangibles amortization and restructuring charges associated with the acquisition of J.D. Edwards.

Transcript

                                                                FINAL TRANSCRIPT
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CCBN StreetEvents

CCBN StreetEvents Conference Call Transcript

PSFT - Q4 2003 PeopleSoft Earnings Conference Call

Event Date/Time: Jan. 29. 2004 / 6:00PM ET












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CCBN StreetEvents   streetevents@ccbn.com 617.603.7900 www.streetevents.com   1
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(C) 2004 CCBN.com, Inc. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of CCBN.com, Inc.

CORPORATE PARTICIPANTS
 Bob Okunski
 PeopleSoft Inc - Vice President of Investor Relations

 Craig Conway
 PeopleSoft Inc - President and CEO and Director

 Kevin Parker
 PeopleSoft Inc - CFO and EVP of Finance and Administration



CONFERENCE CALL PARTICIPANTS
 Neil Herman
 Lehman Brothers - Analyst

 Brent Thill
 Prudential Securities - Analyst

 Tad Piper
 Piper Jaffray - Analyst

 Heather Bellini
 UBS Warburg - Analyst

 Adam Holt
 J.P. Morgan - Analyst

 John Torrey
 Adams, Harkness and Hill - Analyst

 Nathan Schneiderman
 Wedbush Morgan Securities - Analyst

 Jason Maynard
 Merrill Lynch - Analyst

 Jamie Friedman
 Fulcrum Global Partners LLC - Analyst

 Corporate Participant





PRESENTATION



--------------------------------------------------------------------------------
Operator


Welcome to PeopleSoft's 2003 Fourth Quarter Earnings Conference Call. All lines will be in a listen-only mode until the question-and-answer session of the conference. This call is being recorded on behalf of PeopleSoft. Replays of this conference call will be available for seven days following the call by calling 800-925-2371. There is no pass code needed for the replay. I would now like to turn the call over to Bob Okunski, PeopleSoft's Vice President of Investor Relations. Thank you Bob, you may begin.


--------------------------------------------------------------------------------
 Bob Okunski  - PeopleSoft Inc - Vice President of Investor Relations


Thank you Rich. Good afternoon everyone. This is Bob Okunski, Vice President of Investor Relations here at PeopleSoft. I would like to welcome you to PeopleSoft's fourth quarter 2003 earnings conference call. Joining me today are Craig Conway, PeopleSoft's President and CEO and Kevin Parker, PeopleSoft's Chief Financial Officer. During this call we will review PeopleSoft's results of operations for the fourth quarter and share some of our expectations for PeopleSoft's future financial performance. After our commentary, we will open up the conference call for questions related to our quarterly performance.

PeopleSoft has filed a solicitation recommendation statement on schedule 14D-9. The Board of Directors of PeopleSoft will be soliciting proxies for use at the 2004 Annual Meeting of Stockholders to vote in favor of a slate of Directors to be nominated by the Board of Directors and to vote on any other matters that should be voted upon at the 2004 Annual Meeting. PeopleSoft will be filing a proxy statement on Schedule 14A with the Securities and Exchange Commission in connection with this solicitation of proxies for the 2004 Annual Meeting. Promptly after filing the definitive 2004 Proxy Statement with the SEC, PeopleSoft will mail the 2004 Proxy Statement and a WHITE Proxy Card to each PeopleSoft's stockholder entitled to vote at the Annual Meeting. PeopleSoft has engaged Georgeson Shareholder Communications to assist it in solicitation of proxies from its stockholders. In addition directors, officers, and employees of PeopleSoft make solicit proxies. Citigroup, Global Markets, and Goldman Sachs & Company are financial advisors to PeopleSoft. Our earnings release indicates where you can find more information regarding persons who may be deemed to be participants in our proxy solicitation. PeopleSoft's stockholders should read the Schedule 14D-9 in the 2004 Proxy Statement when it is filed with the SEC because these documents contain or will contain important information. The 2004 Proxy Statement when filed, the Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from SEC's website at www.sec.gov and from PeopleSoft at www.peoplesoft.com. Please remember our discussions and the financial results and our business outlook may contain forward-looking statements, which may relate to matters as future customer demand, competitive landscape including our win rate against competitors, new product development status, position in the enterprise application sector, and future financial performance or expectations including revenue, operating margin, and earnings expectation and others. The particular forward-looking statements and other statements that may be made on this conference call are not historical facts, are subject to a number of risks, assumptions, and uncertainties and actual results may differ materially. For a more detailed discussion of the information regarding risks that may affect PeopleSoft's operating results, please refer to PeopleSoft's most recent earnings release, annual report on Form 10-K, and quarterly report on Form 10-Q. Please remember that the Company undertakes no obligation to update this information presented on this conference call. During the course of today's discussion, we may reference certain non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP financial measures, please see our website at www.peoplesoft.com. With that let me turn the call over to Craig.

--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


Thanks Bob. Good afternoon everybody. I know it is quite a day for most of you, but I hope this call will end today on a high note. PeopleSoft reported financial results for our Q4 today and they were very strong. In Q4, PeopleSoft set several records for financial performance; records license revenue, record maintenance revenue, professional service revenue, total revenue, operating income, net income and earnings per share, -- all of these were at the highest levels in the Company's history. Some of them, of course, benefiting from the combination with JD Edwards, but some of them achieved despite the combination with JD Edwards, in other words despite the additional weight of the combined companies.

Kevin Parker will discuss these numbers in greater detail in just a few minutes. On the business side, we also had very significant achievements including the total number of customer transactions, the number of brand new customers, the number of transactions greater than $1m, and with the most well-balanced quarter on a product line basis, with the strongest contributions in supply chain management and CRM in our history. In fact, none of our five largest transactions in Q4 even included HCM. They were CRM, supply chain, and financial deals. We also have the most balanced international contribution in quite sometime, with all of our international theaters performing well.

Internal business metrics were strong as well. Customer satisfaction ratings for both our software license and consulting business were high. All other product lines had customer satisfaction rating in the mid-80s, and 94% of our customers said they were satisfied with our consulting instrumentation services. Those are very high ratings.

Let me spend a couple of minutes commenting on what I think is behind these results. First, we continue to see the revenue benefit of the combination with JD Edwards. Customers have liked this combination from the beginning. Customers have endorsed it, because they see the combined -- the combination conserving their investment and bring them more value. Every quarter, we are able to discuss the PeopleSoft product roadmap with more customers and demonstrate the integration between the product lines and so we sell more licenses. In fact, 10% of our entire license revenue in Q4 came from transactions that included both PeopleSoft enterprise software and the former JD Edwards enterprise software. The other premise of the combination was the financials synergies and so the second factor behind these results would have to be the financials synergies from the combination with JD Edwards. Third of course the economy, economy is steadily improving. I said on our [Q2] conference call when I get in our Q3 conference call that the economy was beginning to show signs of returning to normal buying patterns and capital spending was beginning to improve that became even more apparent in Q4. The fourth thing behind our strong Q4 results would have to be strong execution. Despite on going attempts to disrupt our business PeopleSoft is very fortunate to have employees that are fiercely loyal and determine not to let anything drive down the value of our company. The best thing behind our strong Q4 results was that it was Q4, software sales are stronger at the end of fiscal year. So those are the five things behind our Q4 results.

The most exciting thing we did today not results it is that these five positive weather fronts continue in 2004 this is now the climate and in fact every one of these five weather fronts will actually get better. Cross sale and up sale opportunity will be even better as we are able to personally meet with more and more customers and discuss the product growth and integration. The bulk of the financial synergies are still in front of us. The economy will continue to improve and that will benefit large capital expenditures like enterprise software. Execution has been great but it will only get better as the combined organization gets even more comfortable. I guess even Q4 will come around again this time when the economy is 12 months stronger.

2003 has been a remarkable year. We entered the year in an economic downturn and exited the year as the second largest enterprise software company in the world. We made big investments last year and now we are in a great position with strong growth and even stronger shareholder value. You may recall, when we met with investors and analysts on September 4, in New York, we gave our financial guidance. Many people said we were being too aggressive. Since that time, our financial results speak for themselves and don't get me wrong 2003 was the not the year, it could have been, had there not been an extremely hostile approach by Oracle, their continuous messaging, their long delays with regulators, all of that prevented PeopleSoft in really having the kind of year we could have had. But we made it a remarkable year anyway. I am sure there will still be people unable to sustain their disbelief, as there always seem to be some those, but the fact remains that we are a much larger company with higher license revenue, higher maintenance revenue, and higher professional service revenue. We have higher operating income, higher net income, and higher earnings per share and best of all the weather fronts in 2004 were all favorable. Before I turn things over to Kevin, let me end by saying that I take great comfort in the comparison of PeopleSoft's stock to our competitors not because I want their stock go down, I don't, I just know the benefits our shareholders -- to our shareholders at the same ratios that are applied on the same objective criterion and as we continue to execute on our plan in 2004. Kevin.

--------------------------------------------------------------------------------
 Kevin Parker  - PeopleSoft Inc - CFO and EVP of Finance and Administration


Thanks Craig. We had a very strong performance across the board in Q4 as we recorded the best results in Company history in several dimensions. Executing solidly against our plan, we met the top end of our guidance for license revenue and exceeded guidance for total revenue and both pro forma and GAAP earnings per share. We also achieved and exceeded in number of internal goals surrounding the integration of JD Edwards and are very pleased with our progress in the first full quarter as one company. So here are some of the details for the quarter. Our fourth quarter license revenues were $185m, up 16% on a sequential basis at the top end of our Q4 guidance. We saw strength across a number of product lines in vertical segments as we continued the leverage the resources of our combined companies to drive revenue. In Q4 new customer license revenue continue to strong strength -- trend contributing $60m or 32% of total license revenues. That's the highest new customer license revenue in dollars since 1998. It's noteworthy that more than 10% of our total license revenue came from new customers who purchase those Enterprise and Enterprise One product families at the same time. Of those new customers four were multimillion dollar transactions.

For the quarter we had 31 deals greater than $1m up from 25 in Q3 with three deals exceeding $5m and one deal exceeding $10m. Looking back over 2003, we added more than 500 new customers and generated nearly a $180m in new customer revenue, a 17% increase from 2002. New customer license revenue accounted for 33% of our 2003 license revenue, an increase from 29% in 2002. It's worth noting that each of the $5m plus deals I mentioned previously was a direct win against each of our largest competitors in the areas of financials, supply chain, CRM, and manufacturing, and distribution product lines. Looking at the various industry segments and verticals. The manufacturing and distribution vertical was the largest in Q4 accounting for more than the third of our total license revenue. Consistent with prior quarters the U.S. accounted for about 59% of license revenue, and international accounted for 41%. Overseas, the European region showed strong quarter-over-quarter growth and the U.S. has a solid performance as both recorded double-digit sequential license growth.

For the full-year license generated by our international operations rose to 41% from 37% in 2002. While we see improvement in the economic environment, pricing remains very competitive. At the same time, however, our new customer ASP for the enterprise product line rose to $730,000 from $600,000 last quarter. Average new customer ASP for all product line was up approximately 11% to $477,000 from $430,000 in Q3. It's important to know we did not engage in any extraordinary discounting practice or linked in ND payment terms. For the quarter, license margins were 92% flat with Q3. Professional services, which include consulting and training revenues, were $236m, up 3% sequentially. Our utilization rates remained unchanged to plus 65% and the average billing rates were consistent with prior quarters. Q4 maintenance revenue was $264m, net of a deferred maintenance write-down of $50m arising from the accounting for the J. D. Edwards acquisition.

If we do not have the deferred maintenance write-down arising from the acquisition, our fourth quarter maintenance revenues would have actually been $314m. Our services margin remains strong in consistent with expectations, excluding the impact of purchase accounting and deferred revenue, the margin on services for the quarters was 58%. On a GAAP basis including the deferred revenue write-down, margins were 52%, again inline with our expectations for the quarter and an increase from 50% in Q3.

Total revenues for the fourth quarter was $685m, up 10% from $624m in Q3, and up from $512m in Q4 of 2002. Excluding the impact of the deferred revenue write-down, Q4 revenue was $735m compared to $675m in the preceding quarter.

Before I go to the details on our cost and expenses, I would like to point out that our expenses as a percentage of revenue is slightly higher has been longer-term historical averages due to the reduction in our total revenues for the deferred maintenance write-down. Excluding the impact of J. D. Edwards related purchase accounting our fourth quarter pro forma operating expenses were $623m. Our Q4 operating expenses also include about $11.2m of expenses related to Oracle's hostile takeover bid, resulting in a reduction of earnings per share of about 2 cents. Of the $11.2m, $11m of these costs were included in the G&A and $200,000 are included in sales and marketing. Q4 sales and marketing expenses were $186m or 25% of total revenues essentially consistent with recent quarters as a percentage of revenues.

Product development expenses were $134m inline with Q3 as a percentage of revenues at 18%. G&A expenses were $58m. G&A expenses as a percentage of revenue were 8% down from 9% in Q3.

Other income consisting primarily of interest income and foreign exchange gains and losses was $3m in Q4. Other income decreased from the prior quarter primarily as a result of the impact of foreign exchange rates and a decrease in the investment income associated with our lower cash balances.

Our pro forma tax rate in Q4 was 35.1%, up from 34.6% in previous quarters and our GAAP tax rate was about 35.8%. Our pro forma and GAAP tax rates increased as a result of the increasing profitability of our foreign entities and a reduction of our tax exempt interest income arising from lower investment balances. Foreign exchange rates had an immaterial impact on our overall operating results.

Our Q4 pro forma operating income increased to a record $112m, up from $89m in the prior quarter and $77m in the prior year, an increase of 26% and 45%, respectively. Pro forma operating margins as a percentage of revenues were 15.3% compared to 13.2% in Q3 and 15.1% in Q4 the prior year. Had we not been forced to incur the costs associated with Oracle's hostile bid, pro forma operating income would have been in excess of 123m and our operating margin as a percentage of revenues would have been 16.8% or 1.5 percentage points higher. Our operating expenses are inline with our stated -- our operating margins, excuse me, are inline with our stated objectives and our business model of having operating margins in the 17-18% range.

Our Q4 pro forma net income was $74m, an increase of 30% from Q4 2002. Q4 pro forma earnings per share were 20 cents above our guidance of 18 and 19 cents per share. Reported GAAP results for the fourth quarter include amounts related to our J. D. Edwards acquisition for the amortization of capitalized software and other intangibles and restructuring charges. The inclusion of these items adjusted operating net income and net income reported to $24m and $17.4m respectively.

On a GAAP basis, Q4 net income per share was 5 cents per share. Our GAAP earnings per share for the quarter was ahead of our guidance of 1-2 cents per share and reflected an increase of 7 cents per share sequentially. For the full year, our pro forma earnings per share were 64 cents, an increase of 106% from the 2002 EPS and a new company record. Our full year GAAP EPS was 25 cents.

Let's move on to the balance sheet. Our cash and investments at December 31st were $1.4b, which reflects the completion of our $350m share buyback during the fourth quarter, offset in part by our positive operating cash flow. Operating cash flow for the quarter was $85m, down from $118m in Q3. This reduction is primarily due to an increase in accounts receivable resulting directly from higher Q4 revenues, offset in part by an increase in deferred revenues during the quarter and an increase in accrued compensation related costs. Our Q4 DSO was 61 days in line with recent quarters. In Q1, we anticipated successful completion of our recently announced stock repurchase with additional $200m. This is in keeping with our stated goal of maintaining a cash balance of approximately $1b and continuing to explore ways to utilize our positive cash flow to enhance stockholder value. Total deferred revenues at December 31st increased $60m to $708m. Net deferred license revenue was less than $6m and continued to comprise less than 1% of total deferred revenues. Deferred maintenance and services were $702m. Deferred maintenance represents the un-amortized portion of maintenance that has been both billed and collected.

As we noted last quarter, the purchase accounting requires a write-down deferred value of the JD Edwards deferred maintenance balance as of the acquisition date. Prior to the write-down the combined differed maintenance balance was approximately $750m. Of the acquisition date write-down of $154m GAAP revenues will reduce by approximately $100m to-date. We expect Q1 GAAP revenues to be reduced by approximately $25m but differed maintenance balance will return to more normalized levels and then increase as new maintenance agreements are signed and as customers renew their existing maintenance agreements in the coming quarters. Capitalized software decreased by $15m in the fourth quarter to $234m. The acquired capitalized software is being amortized randomly over 5 years resulting in quarterly amortization of approximately $10-15m per quarter through Q2 of [2008]. Q4 capital expenditures were $19m consisting primarily of computer equipment.

Finally, a quick update on our customer assurance program. As of December 31st the maximum potential liability associated with our customers assurance program increased by approximately $740m to $1.55b in total. As appropriate you will see that amount disclosed in the footnotes to our financial statements filed in our 10-K. There is not impact to our financial statements from the customer assurance program. So we are in the process of integrating JD Edwards into PeopleSoft. Our head-count at December 31 was 12,163 employees a decrease of approximately 575 employees from the end of Q3 and on track with our previously stated goal of reducing our work force between 750-1000 people in total over the next few quarters. Our head-count today is approximately 12,000 people. As we discussed before these reductions are primarily redundant roles in G&A and interest structure type areas. We are almost complete with that process and anticipate no further significant reductions. We are also executing our integration plans to reduce redundant facilities in combined operations.

In our first full quarter as one company we are actually ahead of our internal plan and very pleased with the result thus far. We have already reduced our real estate foot print by more than 25 facilities worldwide consolidating an outsourcing vendors and combining our marketing programs which enables to realize more than $25m of savings in Q4 alone. We remain very confident of our stated objectives of reducing -- generating approximately $167-207m in synergies for the full year of 2004, and we are ahead of our internal schedule in achieving those goals. Not only are we exceeding our cost reduction goals we are also on schedule with our product synergies as well. In December we announced the formal lease of 7 different integration solutions in 4 new EPM products. In January we completed another significant milestone in the integration of our sales teams with our 2004 worldwide sales kick off meeting. This 4 day event was attend by all of our worldwide sales resource is been included comprehensive training of both Enterprise and Enterprise One applications. In our view this event was a tremendous success from a further accelerate the cross selling between application families in 2004.

I'd now like to turn our guidance for Q1 in 2004 as a whole. As we move into the New Year it remains very apparent that the combination of PeopleSoft and JD Edward is already a very successful and we will look to build on that success in 2004. Over the last 90 days we've made significant progress on the integrations plans we've laid out. Our performance since the acquisition has clearly demonstrated the power of the combination. Our pipeline for 2004 remains very strong and near record levels. Based on our recent results in solid pipeline we are reaffirming our 2004 guidance of $700-750m in license revenue for the year and total revenue of 2.8-2.9b and raising our pro forma EPS estimates to 92-95 cents per share for the full year reflecting the impact of our recent stock buy back activities on earnings per share. We anticipate our 2004 GAAP EPS to be approximately 62-65 cents per share for the full year.

Entering 2004, we are very excited about the coming year. At the same time, we recognized there is an underlying seasonality to the enterprise software business and that is appropriate to reflect that seasonality in our Q1 guidance. In determining our Q1 guidance, we took a long hard look at the long term and recent seasonality of PeopleSoft and J. D. Edwards, the seasonality of both our competitors and the industry as a whole. On a macro basis, Q1 is typically a very seasonal quarter, and in fact our largest competitors generally see a Q1 sequential decrease of 55% or greater and the industry averages in the range of 35-40%. In our view, our license revenues to become more seasonal, we expect that seasonality to continue even in the improving economic environment. Taking all of this into account, balancing it against our internal pipeline, we expect the sequential decrease in our license revenue approximately 25-30% resulting in license revenues in the range of $130-140m and total revenue in the range of $625-635m.

We anticipate Q1 pro forma EPS to be in the 17-18 cent range. In Q1, we also expect to incur additional costs related to the restructuring and severance for closure and closure of facilities of approximately $10m. Including those acquisition related charges as well as the ongoing amortization associated with the acquisition, we expect our Q1 GAAP EPS to be 6-7 cents. In Q1, we also anticipate that we will have to incur additional costs associated with Oracle's hostile bid of approximately $12-15m. This additional expense is included in the EPS amounts I have just given.

Lastly, we expect our 2004 pro forma tax rate to increase to 36%, primarily as a result of our increasing profitability of our international operations and some R&D tax credit limitations.

Finally, we completed our $350m stock buyback in December and as our Board is authorizing additional $200m buyback program to be completed in Q1. As you can see we remain committed to our program. We believe that we have got some good news of our cash balances in liquidity. It is also our belief that our stock has a good value particularly since we traded a significant discount to our peers.

One last topic I would like to discuss with some significant changes our Board recently enacted in the area of stock options and equity compensation for our employees. Our Board of Directors have made certain changes in our options plan to reflect what they believe is the best use of those plans for our stockholders. Specific changes the Board has made include a reduction of the evergreen provision of our shareholder approved 1989 employee stock option plan from 5-3% of the outstanding shares and that changes in effect for the remainder of the life of the plan including 2004. The Board has also cancelled more than 9m shares already available to be issued under that same plan. The impact of these two actions, as a reduction of future potential options issuance, is by more than 40m shares. At the same time the Board has also cancelled the 2000 non-statutory stock option plan effective January 2004. As a result, no additional options can be issued from that non-statutory plan. These actions significantly reduced the potential dilution for our stockholders and are a clear sign that we remain committed driving long-term stockholder value at PeopleSoft.

In summary, we are pleased with our performance in Q4 and for 2003, as we posted record results in a number of different categories. The integration of J. D. Edwards is on plan and in many cases exceeding our expectations. We look forward to additional synergies as we go through the New Year. Before we turn to questions I want to take a moment to review where we are with respect to Oracle's hostile takeover attempt.

This call is an earnings call, and during Q&A portion, we will not be taking questions about Oracle. As we have previously stated, we firmly believe that Oracle is trying to buy PeopleSoft in the cheap and deny our stockholder the value we can deliver with our plan. The Board has twice reviewed Oracle's offer, first at $16 and again at $19.50. The Board concluded that the offer would face prolonged regulatory delays and with a significant likelihood that it would not be approved and that Oracle's offer is significantly under valued the Company.

Turning to more recent developments, we strongly believe that Oracle's handpicked paid nominees for election to PeopleSoft Board of Directors are biased and would have irreconcilable conflicts of interest if elected. Oracle unsolicited offer also continues to be the subject of ongoing reviews by the U.S. Department of Justice and a task force of State Attorney's General, as well as by the European Commission, which has requested further information from Oracle. We have been co-operating throughout with the antitrust authorities and look forward to their prompt decisions.

We will continue to update you as events unfold and PeopleSoft continue its focus on delivering higher value to our stockholders. With an improving economy and even broader product line, the prospects for PeopleSoft's stockholders are excellent. I'd like to remind you the primary purpose of today's call is to talk about our earnings and outlook. We will not be taking questions about Oracle's takeover attempt and with that operator we will be happy to answer questions now.

QUESTION AND ANSWER

--------------------------------------------------------------------------------
Operator


At this time we are ready to begin the question-and-answer segment of the call. If you do wish ask a question you may press "*" "1" on touchtone phone again that is "*" "1" on your touchtone phone. Our first question comes from Neil Herman with Lehman Brothers your line is open. Mr. Herman your line is open.


--------------------------------------------------------------------------------
 Neil Herman  - Lehman Brothers - Analyst


Yes, hi. Just a couple of questions could you talk a little bit about your close rates and what your expectations are going forward for your close rates and then if you could talk about what you are seeing from competitive perspective any significant changes from your competitors out there, are you seeing -- who you are seeing more of and who are you seeing less of?


--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


Neil, it's Craig. I said many times this business in the end is not particularly difficult and so far it has only two levers the size of the pipeline and the close rate and throughout '03 -- well throughout that later part of '02 and beginning of '03 I said that the close rates where going down -- the conversion rates are going down but the pipeline was going up. Towards the end of Q3 and all of Q4 the conversion rates started to improve, so I think the conversion rates are starting to reflect the healthier economy. The pipeline continues to be good. It's not a fact that pipeline took a major increase when we combine with JD Edwards because almost all customers where intrigued about what the combination could mean to them and as I said in my remarks it's simply a matter of being able to meet personally with each customer, review the product growth map, review the integration between the product lines, and you know software revenue sales seem to result. So conversionary is going back up, our win rate continues to be very good, significantly better than oracle and very strong against SAP, our CRM business was particularly strong and our supply chain management business was particularly strong in Q4. We closed some of the largest transactions we'd ever closed in those two categories supply chain management and CRM in Q4 so, all in all I feel very optimistic as I look out over all in 2004.


--------------------------------------------------------------------------------
 Neil Herman  - Lehman Brothers - Analyst


Any changes in the competitive environment that were meaningful in your view?

--------------------------------------------------------------------------------
 Craig Conway


I think the win rate for Oracle has being eroding for really 3 years now and I think Oracle has gotten weaker and weaker and their applications business certainly saw their license revenue last quarter was significantly below ours and so I feel best with regard to Oracle. I think SAP has gotten a bit of a boost in visibility as a result of Oracle's approach to PeopleSoft and so, you know, I think their close rate and I think their competitive position continues pretty good. So, you know, I just got back from Europe last night and I guess that there was silver lining in all of this, PeopleSoft has now found itself on the short list of really every enterprise application evaluation anywhere in the world. I was in Germany, which I refer to as deeper than [enemy] lines for three days last week and I made a speech to more than 400 German CIOs and it was amazing. The number of CIOs that came up later and said that they were looking for a way to supplement their SAP implementations with certain PeopleSoft product that they thought were stronger. You know we already have more than 300 customers in Germany, which is the strongest [vesting] on SAP and so it is all very encouraging. I think, the industry has, you know, has been an industry almost exclusively served by SAP, PeopleSoft, and Oracle and I think our competitive position has gotten better.


--------------------------------------------------------------------------------
 Neil Herman  - Lehman Brothers - Analyst


If I can make one more question, could you talk about any potential additions to your senior management team and what you are thinking from that perspective?


--------------------------------------------------------------------------------
 Craig Conway


Our senior management team has been supplemented in the last six months with some JD Edwards folks, the general manager of our Enterprise One Les Wyatt who is a veteran of JD Edwards, Dave Siebert is the General Manager of the Enterprise product line. There is, I would say about 40% of our field sales executives, on both teams are led by JD Edwards Executives. About more than 50% of our Managing Directors in Europe are JD Edwards Executives. So I think this last period, Neil has been one of trying to get the best of the Senior Management of both J. D. Edwards and PeopleSoft. We have created a new structure in the U.S. with three national Sales Manager, I guess I shouldn't call them national Sales Managers, but three Managers that split North America; two geographic commercial Vice Presidents and a Public Sector Vice President. So, we feel good as we are taking advantage of the talent opportunity presented to us by J. D. Edwards.


--------------------------------------------------------------------------------
 Neil Herman  - Lehman Brothers - Analyst


Thank you very much.


--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


Thank you.


--------------------------------------------------------------------------------
Operator


Our next question comes from Brent Thill with Prudential Securities. Your line is open sir.


--------------------------------------------------------------------------------
 Brent Thill  - Prudential Securities - Analyst


Thanks. Craig, you mentioned pricing still tough, but do think in '04 there is move for pricing to stabilize or improve based on better end demand?


--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


I do. It is always hard in the software business to raise prices but I think you know the key will be in not discounting as much. The last two years have been brutal competition on a price level and typically what happens is as the final selection is made the vendors not selected throw their last, you know, desperate [credit] to buy the business. In tough economic environments, they are more desperate competitors. So in healthier economic environments, when there is more to go around, the last minute discounting isn't as heavy as it has been in 2002 and 2003. I don't think it will be as much in 2004. I think first of all, there has been a consolidation of very small companies serving the mid-market and the small business market and I juts think at least from PeopleSoft's point of view we are holding the line a bit more on pricing and I think our competitors will probably do the same.


--------------------------------------------------------------------------------
 Brent Thill  - Prudential Securities - Analyst


Organically, like the PeopleSoft and J. D. Edwards, it appears PeopleSoft organically was down year-over-year, is that a fair way to assess the organic business or --?


--------------------------------------------------------------------------------
 Kevin Parker  - PeopleSoft Inc - CFO and EVP of Finance and Administration


Brent, it is Kevin. It is little difficult to tell as we start migrating products across, you know the Enterprise and Enterprise One. But I think it will be fair to say that on the Enterprise applications grew probably down slightly in the single-digit range on a year-over-year basis. And that the Enterprise One product family enjoyed a very strong quarter as they did last quarter as well sequentially fairly flat but on a year-over-year basis they did very well.

--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


And it is an increasing hard Brent to really separate them, as I mentioned 10% of our transactions in Q4 were included both Enterprise, the traditional PeopleSoft product line and Enterprise One, the J. D. Edward's product line. Well those were down on a large purchase basis. So, some degree it is related to how much we allocate to each of the product lines. And then secondly, I mentioned integration, there are products that do the integration between the different product lines, and the question is where do we book those. They are separate products. Their entire value is the integration between two product lines. So where do we book that revenue, so I think it is just increasingly harder to divide the business in just the two buckets that have started in. I think its easier to just take a look at two totals and if you want to get a comparative, take a look at the two totals compared to the two totals, you know a year ago.


--------------------------------------------------------------------------------
 Brent Thill  - Prudential Securities - Analyst


Great. Thanks.


--------------------------------------------------------------------------------
Operator


The next question comes from Tad Piper with Piper Jaffray. Your line is open.


--------------------------------------------------------------------------------
 Tad Piper  - Piper Jaffray - Analyst


Thanks guys. A couple of questions. I am trying to understand the pipeline is stronger than it has been historically with the comments about increased seasonality. I mean, I don't think you have had a down 25-30% sequential decline in Q1 other than last year during the war? So, one of you could help explain that?


--------------------------------------------------------------------------------
 Kevin Parker


Well, I think if you look at our -- quite honestly the way we look at this, we looked at our seasonality both pre the last two years and post to last years, we probably exit in more seasonality in 2001 and 2002 then we have historically. We looked at the seasonality of PeopleSoft and J. D. Edwards combined over that same time frame. We also looked at the seasonality of all of our large competitors in the industry and tried to get a sense of the overall seasonality of the business recognizing that as we've got larger it appears that a lot of seasonality is changing and that's quite honestly with a way we've looked at this. Our pipeline remains very strong. I think it's good conservative outlook in terms of what the future holds for us, but it's also I mean recognized that we are bigger player in the industry that customer buying patterns on the whole seem to be more inline with the industry seasonality been ours and ours has been changing. So that's really the thought process that's going into it.


--------------------------------------------------------------------------------
 Tad Piper  - Piper Jaffray - Analyst


So, in terms of pipeline activity I guess I am trying to understand it would be fair to say you have taken a materially larger hair-cut in the assumptions for the pipeline in the beginning of the year versus obviously an improvement in the later half of the year given you haven't changed full year guidance?


--------------------------------------------------------------------------------
 Craig Conway


Some of it is test -- some of it is the nature of the pipeline when we -- our internal systems breaks the pipeline down into immediate A, B, C, and D as a cost that moves through from initial contacts through demonstration, through RFP and final selection. When we combined with J. D. Edwards it's started a cycle which really continues today of building these, as they move to Cs and Bs and As. As I said every customer I meet with is interested in what the combination would J. D. Edwards would mean for their business, customers that have PeopleSoft financial customers would like to know what the asset management capability that JD Edwards is so well known for will mean to them and so we have started with a boosted -- significantly boosted pipeline that is resulted from the combination of the PeopleSoft and JD Edwards and what customers [see a rise] it might mean for them so the pipeline is significantly larger but it's a newer pipeline versus, you know, the ongoing pipeline we normally have so there is a bit of that built into it as well certainly to survey the sales executives. I know some of you have your own contacts out in our sales force you will get a unanimously optimistic view because they are starting the year in a much better position then they have ever started before. And if you really drill down you will see earlier sales cycles as a result of JD Edwards customers evaluating PeopleSoft products and vice-versa.


--------------------------------------------------------------------------------
 Tad Piper  - Piper Jaffray - Analyst


Okay can you give us any inside into the product breakdown you said, none of the large deals were HR related can you give us some color on CRM financial write down?


--------------------------------------------------------------------------------
 Craig Conway


Our largest CRM deal was to Siebel's largest reference site. I believe IBM largest reference site for sales force automation and IBM was our largest CRM deal and one of the 5 largest deals we did in the quarter through customer service. IBM was by the way also a customer for two other products and that's particularly -- we are particularly proud of that because IBM has been a tough account to get into the DNA of that company because it is so large. We had -- one of the largest deals was in the distribution industry and that was a company called [Worsley], who is one of the largest and we believe it's one of the two largest distribution companies in the world of more than a $1bm. [Worsley] was supply chain management and distribution transaction that was in the top five. We had a very large financials deal with HSBC which is we believe one of the now largest banks in the world with all the acquisitions that they have done. HSBC was a global HR customer for us and extended to the financials product line for us. If you have to ask me what was the single biggest difference for me in Q4 as CEO of the company, it would be that every one of the large customers I was asked to get involved with was a supply chain manufacturing asset [intangible] industry customer and everybody assumes, and it is true that PeopleSoft's strength has been in service industries like the financial service industry, telecommunications, healthcare, government. All of the deals I was involved in personally in Q4 were manufacturing deals, supply chain management deals, CRM deals, several very large CRM deals. You know we won five awards in 2003 for our CRM product line, including best CRM product of the year. So, you know, rewind the year when we started the year, Q1 or this call last year we were still being asked questions like well, how is your manufacturing business are -- do you still have a chance to be a leader in supply chain management manufacturing, what about competition with SEBL. We ended the year, the largest provider of manufacturing software in the U.S. with more mid-market manufacturing customers than SAP. We wound up the year with some of the largest CRM transactions with the greatest percentage of our revenues coming from CRM and supply chain management than it ever did in the past. So I feel for my myself that the texture of the company, you know, full in Q4 was tangibly different. It felt different than being CEO of PeopleSoft 12 months ago. It felt more like SAP.

--------------------------------------------------------------------------------
 Tad Piper  - Piper Jaffray - Analyst


I know don't mean to interrupt, can you give us actual numbers for -- percentage from CRM planning until HR supply chain management. I think you had given it to us on a before on a full year basis?


--------------------------------------------------------------------------------
 Craig Conway


We haven't done that in quite a while Ted. But let us see if we can get out it in a way that sort of gets you what you are looking for. As we look at the world the largest component of our revenue was in human capital management and right on the tails it just, you know, $1m different or so was financials. We had record CRM revenues, record supply chain revenues for the quarter and so we did very well there and in the Enterprise One, that actually on an aggregate basis, Enterprise One is sold as one product line as you know, or is actually greater than HR in terms of the total revenue so it is very evenly split in terms of the components with the revenue but we have not broken out the separate components.


--------------------------------------------------------------------------------
 Kevin Parker


And Ted the reason we don't break it out again, you know, I answer this question every six months, is how would you have us break it up? Would you have order entry in the CRM product line or could that be in the supply chain management product line or the order entering product line. The -- if we could get a common definition of which module goes in which product line, we would adhere to it and we would count that the same way that our competitors counted. But everybody counts things differently in terms of where the module should be credited to and that's why we don't because as soon as we put one thing in one category it takes another number down which one of our competitors will claim as higher. And in fact, they are just counting modules in there -- you know financials product line and the CRM product line and we don't -- so yeah I think what Kevin is trying to do is telling you directionally where we are at and directionally we look more like a company who is equally distributed with a slight increase to HR than a company that is HR-driven, which is what we were several years ago.


--------------------------------------------------------------------------------
 Tad Piper  - Piper Jaffray - Analyst


Okay, thanks. I'll let somebody else ask a question. Thanks.


--------------------------------------------------------------------------------
Operator


Our next question comes from Heather Bellini with UBS Warburg. Your line is open ma'am.


--------------------------------------------------------------------------------
 Heather Bellini  - UBS Warburg - Analyst


Hi, thank you. Two questions for you Kevin and Craig. The first being could you talk about any changes you are making to the sales force following the the pickup you just did? And the second one is you know, you implied that -- you mentioned that we are going to expect more seasonal behavior in license revenue in Q1 just given the size that you are becoming, if you look at SAP though, if you are using them as a benchmark for one of your largest company, they are so up significantly more and typically in the fourth quarter, but I would like to get a comment -- some comment there on how do you think this effects your results -- you know your seasonality in the out quarters in particular in the fourth, if it is still making more seasonal in the fourth?


--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


Heather, regarding the sales organization, we did complete our international sales meeting. I think it was last -- beginning of the last week and a weekend or two weekends ago. You know, the good thing is that our sales organization has defined the -- the sales executives that used to sell the J. D. Edwards product line now sell the J. D. Edwards product line and the PeopleSoft product line to company's below $1b in the United States and $500m outside the United State, so they are specialized in what IBM would call their SMP market, companies or the certain size and scale, but they sell both the Enterprise One product line and Enterprise product line depending on the industry that prospect is in, depending on the complexity of the requirement of the prospect. The sales management is the only area that there has been any current re-assignment because we talked to most senior people from J. D. Edwards and we gave them you know Managing Director positions here in the United States and around the world and so in terms of account executives, largely kept to same territories and had to be trained on more products. Senior sales executives sometimes got new geographies. We completed all of that. The international sales meeting was about 10 days ago and we actually feel that this is our best year in terms of being prepared to hit the ground [inaudible]. I'll defer to Kevin on the Q4 question.

--------------------------------------------------------------------------------
 Kevin Parker  - PeopleSoft Inc - CFO and EVP of Finance and Administration


In terms of the seasonality, I think we are going to start to see that and that's certainly part of the, you know, little bit our expectations not certainly to the degree we see from someone like SAP or Oracle. I think that's a just not a way we would like to run our business, but the reality is that the macro trend in customer buying behaviors seems to be more skewed towards a stronger Q4 and as we mentioned the sequential decline in Q1 and that's really what we are trying to describe. We then -- as we look at -- I am sorry -- as we look back over recent history, we actually have been the outlier in terms of seasonality and we feel as though we are more following the industry trend at this point


--------------------------------------------------------------------------------
 Heather Bellini  - UBS Warburg - Analyst


And then just a follow-up of that then, is there a reason why than you wouldn't have expected or we shouldn't have seen higher license growth in the fourth quarter that you guys just reported seem that you are just inline with above your seasonal norm?


--------------------------------------------------------------------------------
 Kevin Parker  - PeopleSoft Inc - CFO and EVP of Finance and Administration


Well I would say that this wasn't a breathless run to the finish line for us you know, it was a strong quarter. You know, we were happy with the result but it wasn't in the sort of breakfast run to the finish line, maybe the easiest way to describe.


--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


I think the implication of Heather's question is then [inaudible] Q4 of '04 being higher, which is -- and that's a great question.


--------------------------------------------------------------------------------
 Kevin Parker  - PeopleSoft Inc - CFO and EVP of Finance and Administration


It is. We do anticipate that. Part of that to Heather is understanding a little bit more about how the seasonality of the Enterprise wanted from a J. D. Edwards business would impact us, they have traditionally had a much stronger seasonality than we have historically. We think that's going to have an influence on our business. They were -- they didn't actually exhibit much seasonality moving from Q3 to Q4 in 2003 or actually expecting that to start to reappear in Q4 of 2004.


--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


I think -- Heather one of the things I guess it's almost an implied question and so there is an explicit answer. We are not trying to signal that we are going to have a bad year or having a lower year or getting of to a worse start. We are getting off to a better start then we've ever had. The kinds of transactions we are involved in now are very large manufacturing supply chain management integrated type opportunities. One other things you didn't note but goes along with that is the number of large transactions for PeopleSoft was very high. And that reflects the fact that companies are building these very large integrated systems. For these very large integrate systems, the good news is we are in a better position to address those than ever we have been before. The bad news is they are more complex. I made a call on a company -- medicals device company that was contemplatory of two companies, the pharmaceutical companies and the medical device company in the same week and they were putting together an enterprise wide application infrastructure and they were contemplating running the Enterprise One product at a plant level, but trying to maintain enterprise wide financials in HR. Well, here is the good news. We are in an ideal position to bid for that whereas before we never would have been in position to bid for that, because we never had a strong enough manufacturing product. Today with JD Edwards' strongest and best distributed plant level manufacturing product and the PeopleSoft Enterprise Financials and HR is and always has been great. Well in both cases contemplating those companies, each of them has more than 20 divisions and 20 plants scattered around the world and those discussions just go on for longer. So, I think, it speaks through its almost gradual or -- unintended seasonality because we are getting larger. We -- our solutions are capable of being sold in more complex situations and so there we are. I mean I think the Q4 potential is -- they were quite good actually, I think if everything I said is true then the seasonality associated with getting these very large transactions closed in Q4 may benefit us. We may be conservative in our Q4 assumptions here. Operator.

--------------------------------------------------------------------------------
Operator


Yes our next question comes from Adam Holt with J.P. Morgan, your line is open sir.


--------------------------------------------------------------------------------
 Adam Holt  - J.P. Morgan - Analyst


Just a follow up on Heather's question, as we look into next year and the seasonality, Kevin, how would you expect, would you expect to see a greater sequential increase from Q1 to Q2 of next year or from Q3 to Q4?


--------------------------------------------------------------------------------
 Kevin Parker  - PeopleSoft Inc - CFO and EVP of Finance and Administration


Q3 to Q4.


--------------------------------------------------------------------------------
 Adam Holt  - J.P. Morgan - Analyst


Okay.


--------------------------------------------------------------------------------
 Kevin Parker  - PeopleSoft Inc - CFO and EVP of Finance and Administration


That's really, -- and we will see a sequential increase from Q1 to Q2, flattish and maybe a slight increase but probably flat moving from Q2 to Q3, remember they are also one of the impacts of our business that they were getting larger internationally, anyway that accounts for more and more of our licensed revenue, year-on-year, so there will some impact as well. But we are also expecting a strong sequential increase moving from Q3 to Q4.


--------------------------------------------------------------------------------
 Adam Holt  - J.P. Morgan - Analyst


And along that line, you said that the currency was a net neutral on the operating income, what was the impact of currency on licensed revenue?


--------------------------------------------------------------------------------
 Kevin Parker  - PeopleSoft Inc - CFO and EVP of Finance and Administration


Relatively modest, you know in the $2-3m range, I think as we looked at it, pretty modest amount.


--------------------------------------------------------------------------------
 Adam Holt  - J.P. Morgan - Analyst


And then just finally, you saw a pretty substantial increase in your maintenance revenue into the fourth quarter, is that just an extenuation of historical seasonality, or was there anything else there relative to a pricing change and/or any catch-up from the JD Edwards customer base?


--------------------------------------------------------------------------------
 Corporate Participant


There was no pricing change, there was a catch-up from the JD Edwards customer base as they sort of got on, you know, our systems and our process and we worked out the results and outstanding issues but nothing extraordinary. We are still continuing to expect very strong maintenance revenue for 2004 as well. So that's really the story there.


--------------------------------------------------------------------------------
 Adam Holt  - J.P. Morgan - Analyst


Great. Thank you.


--------------------------------------------------------------------------------
Operator


Next question comes from John Torrey with Adams, Harkness & Hill. Your line is open sir.


--------------------------------------------------------------------------------
 John Torrey  - Adams, Harkness and Hill - Analyst


Hi guys.


--------------------------------------------------------------------------------
 Corporate Participant


I think we have already met.


--------------------------------------------------------------------------------
 John Torrey  - Adams, Harkness and Hill - Analyst


Couple of quick questions. Can you talk about the education and government performance during Q4 particularly after the comments that you made about it in Q3?


--------------------------------------------------------------------------------
 Corporate Participant


Yeah it is down. The State Government, the Federal Government and University market is the only market that -- well is the market that is most sensitive to any thing going on in the market happen to do with the vendors they are evaluating. So, you know, government CIOs and the people that chose government as a career don't get any rewards or accolades for taking risks on behalf of the public sector. And so I would say that if, you know, that's the area that was most impacted by the Oracle situations, there are quarters where public sector is 25% of our total license revenue and that number is --.

--------------------------------------------------------------------------------
 John Torrey  - Adams, Harkness and Hill - Analyst


I think 12-13% this quarter.


--------------------------------------------------------------------------------
 Craig Conway


It was --.


--------------------------------------------------------------------------------
 John Torrey  - Adams, Harkness and Hill - Analyst


On a worldwide basis.


--------------------------------------------------------------------------------
 Craig Conway


It was approaching -- it was approaching 10%. If you wind up at 12, you know 12, 13 whatever Kevin says it wound up at, you know, that's half as much on a percentage basis, as we normally would do. So that's a very painful consequence of the Oracle situation and hopefully that will get resolved we assume.


--------------------------------------------------------------------------------
 John Torrey  - Adams, Harkness and Hill - Analyst


Is there any change in the competitive run rates against you in that landscape, in that industry because it seems as if some of your competitors are talking more ambitiously about their success there?


--------------------------------------------------------------------------------
 Craig Conway


Well I think our competitors should do it, we would do it. Just trying to seize that opportunity. Fairly yeah, we are really, really doing well in the public sector. I mean, if you can have the public sector collectively pause that creates an opportunity for you to go present and so yeah, both of our competitors SAP and Oracle have re-double their efforts in the public sector space. And happily most we feel of the public sector deals are waiting; they are not closing but they are waiting, they are waiting for a resolution to a level of comfort -- and some have gone ahead. Like I said, we haven't totally [planked] the public sector business, buts it's half of what it would be from a percent point of view. That other half is mostly waiting. Although, every once in a while somebody can't wait anymore. You saw a deal that was awarded to PeopleSoft in Los Angeles that it was already awarded and had been negotiated, it was pending signature and it ultimately went to SAP I don't know I am sure, it ultimately was cancelled and the explicit published reason was the Oracle approach to PeopleSoft. There was a $60m deal, competed, awarded, negotiated, pending signature, lost. And so that's you know that's the unhappy part of the public sector experience we had


--------------------------------------------------------------------------------
 John Torrey  - Adams, Harkness and Hill - Analyst


Okay, early in the call, Craig, you talked about the kind of customer satisfaction level that you are experiencing and I guess if I am familiar with your MBO program, 85% of the threshold at which people get fully paid their MBOs at least a piece subscribed to customers satisfaction, your fairly vague about the mid 80s percentage you are seeing and I guess given the overhang of the bid situation if I were working as hard as might be working at PeopleSoft, I would like to get fully paid out. Was there any change in the pay out levels against MBOs relative to customer satisfaction levels?


--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


No, we paid out last quarter I think fully.


--------------------------------------------------------------------------------
 Kevin Parker  - PeopleSoft Inc - CFO and EVP of Finance and Administration


It was 100%


--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


100% yeah employees at PeopleSoft are, you know continue to extremely galvanized, energized our financial results in '03 were really quite good so we were in a position to be paying bonuses when our competitors were not. And last quarter, we paid at 100% and I don't know if we made a decision through Q4 and not -- it should be -- based on the financial results, it should be another good quarter for employee bonuses.


--------------------------------------------------------------------------------
 John Torrey  - Adams, Harkness and Hill - Analyst


Okay and then just last question, can you talk about the maintenance renewal rate in the world base?


--------------------------------------------------------------------------------
 Kevin Parker  - PeopleSoft Inc - CFO and EVP of Finance and Administration


That's actually been very, very high on that existing world population. The last time I saw the statistics, it was more than 98% and I think we loose more to customer mortality than we do to customers transitioning to other applications that we think there is a great opportunity there.


--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


Yes the world product line is you know, certain people have high happiness portion they are always smiling and always have nice things to say, I am not one of those people by the way, but the world customer base has a high happiness portion. They have been running software on a platform that doesn't have the same issues as Microsoft platforms. It never goes down. You can hit with a bazooka, run it over with a tank, it still keeps running. The total number of bugs in the world product is accounting product P1s priority 1s, priority 2s and priority 4s, which -- priority 4s are stylistic. Totals number 200, which is an amazingly stable loyal customer base that just keep stands -- it's being installed now. We are going to be making some announcements in the next 60 days or so in that world area that we think are pretty exciting and we think that customer base will be more excited. By the way when they leave the world, I would say 75% or 80% of them go on to Enterprise One. I would say 15% of them go away. And they're either going out of business or they're going to an NT solution but we are -- that's a real great annuity and a very strong supportive customer base and one that we were going to make some, I think, pretty dramatic announcements in the next 60 days.

--------------------------------------------------------------------------------
 John Torrey  - Adams, Harkness and Hill - Analyst


Okay thanks very much.


--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


Welcome.


--------------------------------------------------------------------------------
Operator


Next question comes from Nathan Schneiderman with Wedbush. Your line is open sir.


--------------------------------------------------------------------------------
 Nathan Schneiderman  - Wedbush Morgan Securities - Analyst


Hi thanks a lot. Couple of questions for you. Can you talk about any unusual discounting in the services areas, may be ties of services to license deals and then can you also discuss your outlook for services merger in 2004?


--------------------------------------------------------------------------------
 Kevin Parker


Sure Nathan. We have no unusual discounting in the services business and I can't -- I don't want to say absolutely, but I can't think of a single time where we have tied our services as a component of our license sale. They are always done separately. And it is just the way we do business and customers look at a variety of potential providers including PeopleSoft there. Our utilization rate there remains very strong greater than 65% or greater. The average billing rates are $175 an hour or greater in some cases on average. We think the margins for that business will stay very healthy. We have described it is in the mid to high 50s. We are very high this quarter at 58, so we are very pleased on pro forma basis, 58, very pleased with the result and it is just a great part of our business and we continue to do very well there in everything.


--------------------------------------------------------------------------------
 Craig Conway  - PeopleSoft Inc - President and CEO and Director


And two trends there -- there has been as you know, consulting rates have been under pressure for quite some time. PeopleSoft is probably the highest rate per hour, by the way, we don't compete on price, we compete on our superior knowledge of the PeopleSoft implementations. Most of our work is in conjunction with one of our integration partners like, you know, IBM, Deloitte, Cap Gemini, BearingPoint, but overall the industry has been under pricing pressure. To offset that, the industry is using more outsourcing capabilities to India. When I say outsourcing I mean we are all hiring people in India so if there was no lower cost implementation to workers and the average rate was going down and the costs were the same, the average margin will be going down. We are able to hold the margins because the, -- whatever modest erosion we have had and it has been modest as you can see our average rates is still $175 an hour is more than made up for by using lower costs consultants that work for PeopleSoft in India. So that is the only thing I know about consultant business.


--------------------------------------------------------------------------------
 Nathan Schneiderman  - Wedbush Morgan Securities - Analyst


Okay, and here is an old question for you, can you give us an update on the upgrade status on the Enterprise product?


--------------------------------------------------------------------------------
 Craig Conway


Sure, I have that information at my fingertips so I am glad you asked it. We have I think at this point nearly 3,000 customer live probably, 2,900, a little bit north of 2,900 customers live with 1,300 or 1,400 customers in implementation at the end of the quarter, so just like clock work it continues to move forward and we are happy with the result. We are now in the position of having upgrades to upgrades and people are moving to 8.4 and release 8.8, so that is not included in the numbers that we talked about but that is just where we are in the evolutionary process.


--------------------------------------------------------------------------------
 Corporate Participant


One of the good things about having this crossing and up sell opportunity with JD Edwards is, we can finally stop talking about the upgrade too. People cross date and talk more about the -- how many JD Edwards customers are licensing PeopleSoft and vice versa.

--------------------------------------------------------------------------------
 Nathan Schneiderman  - Wedbush Morgan Securities - Analyst


Okay, final question for you was Microsoft one of your customers this quarter and if so how sizable were they?


--------------------------------------------------------------------------------
 Kevin Parker


Microsoft was not a significant customer, certainly we didn't do a transaction with them greater than $1m and although we did no transaction with them but it was not a material component of our license revenue.


--------------------------------------------------------------------------------
 Craig Conway


I don't think they would, customer [inaudible] but we are always happy to sell them something.


--------------------------------------------------------------------------------
 Kevin Parker


Operator, we probably have time for may be one or two more questions.


--------------------------------------------------------------------------------
Operator


Okay, our next question comes from Jason Maynard with Merrill Lynch. And if you could please limit it to one question, your line is open sir.


--------------------------------------------------------------------------------
 Jason Maynard  - Merrill Lynch - Analyst


Okay, so one question, was there any change in terms of customer buying behavior around the -- or taking up the Cap program. It looks like the number increased pretty substantially from Q3 to Q4; just trying to understand may be the dynamics around that? Thanks.


--------------------------------------------------------------------------------
 Kevin Parker


Well remember Jason all customers get the Cap program and so it is not a discretionary component of the negotiation, it is universally applied. The real reason that we saw the large sequential increase and the maximum potential liability as we described is the significant number of large transactions and if you recall from our filings and from the 14D9 that the multiplier associated with the customers insurance plan is relative to the dollar size of the transaction and so more and large value transactions resulted in a higher Cap increase than we have seen in relation to revenue historically.


--------------------------------------------------------------------------------
 Jason Maynard  - Merrill Lynch - Analyst


So guess, when you think about the multiplier effect between sort of a low end and high end -- we should assume then 5X on deals over about 1m, 5m how should we kind of think about that?


--------------------------------------------------------------------------------
 Kevin Parker


I think it is probably filed. So I don't want to mistake what it is, but if I remember correctly it is 5X on deals over $5m.


--------------------------------------------------------------------------------
 Jason Maynard  - Merrill Lynch - Analyst


Okay.


--------------------------------------------------------------------------------
 Kevin Parker


And they graduate -- it decreases below that in a fairly linear fashion.


--------------------------------------------------------------------------------
 Jason Maynard  - Merrill Lynch - Analyst


Okay, great. Thank you.


--------------------------------------------------------------------------------
 Craig Conway


I think the 5X is a number lower than 5m but I could be wrong. But it is published.


--------------------------------------------------------------------------------
 Kevin Parker


It is published. I don't want to contradict what's published; I just don't recall what the numbers are here specifically. So please go look. Operator, probably time for our last question this afternoon.


--------------------------------------------------------------------------------
Operator


Alright sir. Our last question comes from Jamie Friedman with Fulcrum. Sir your line is open.


--------------------------------------------------------------------------------
 Jamie Friedman  - Fulcrum Global Partners LLC - Analyst


Hi, congratulations on a great quarter guys, just had two quick housekeeping question first Kevin at the analyst day you have used 387m share count for 2004 estimates is that still the target after share repurchase programs.

--------------------------------------------------------------------------------
 Kevin Parker  - PeopleSoft Inc - CFO and EVP of Finance and Administration


No, it is not we reduced our share count substantially at the end of this quarter and we are now down in the probably $360m -- 360m share range and in fact at the end of quarter we are using 374 as our actual share count, on a full diluted basis but that does not reflect the full seasonality of the 16.5m shares we brought back this quarter. So I think it will probably come in about 360-365m shares for the full year of '04.


--------------------------------------------------------------------------------
 Jamie Friedman  - Fulcrum Global Partners LLC - Analyst


Great thanks and then secondly something you discuss occasionally was the margin on your professional services one more generally how much of a margin increase you can expect in '04 on professional services.


--------------------------------------------------------------------------------
 Kevin Parker


Well generally we talked about margins and I mentioned that it was 58% we are really talking about services on a combined basis and so we are really looking at the aggregate and combined margin between the maintenance and our professional services on a pro forma basis that was 58% this quarter. We have generally said that we expect that to be in the 55-56% range on a sort of run-rate basis and our expectations around that have not changed. We are very pleased with the result and there was an increase sequentially but we think of more normalized number is in the 55-56% range.


--------------------------------------------------------------------------------
 Jamie Friedman  - Fulcrum Global Partners LLC - Analyst


So, no detail just the professional services?


--------------------------------------------------------------------------------
 Kevin Parker


Well, then we haven't broken it out historically it's a very strong component of the margin I think you can sort of probably guesstimate back what it is, you know, the maintenance enjoys a very strong margin and this is really the weighted average between the two of them but the maintenance enjoys a very strong margin. Our professional services margins are comparable and perhaps slightly greater than what you would see for our comparable independent company.


--------------------------------------------------------------------------------
 Jamie Friedman  - Fulcrum Global Partners LLC - Analyst


Great, thanks so much.


--------------------------------------------------------------------------------
 Kevin Parker


Alright. Operator that's our last question this afternoon. Thank you very much for attending our Q4 earnings release and we look forward to talking about our Q1 results in April.



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